UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

First Citizens Bancshares, Inc.
 (Exact name of registrant as specified in its charter)

Commission file number 0-11709
 ________________________

Tennessee	62-1180360
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

P.O. Box 370, One First Citizens Place
Dyersburg, Tennessee 38024
 (Address of principal executive offices including zip code)

(731) 285-4410
 (Registrant's telephone number, including area code)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 133-14(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 -DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICER

The Registrant hereby files this document to report change in Board Membership.

Katie Winchester, President and CEO of First Citizens Bancshares, Inc. announced October 26, 2004, Joe Yates, President of General Appliance and Furniture Company, Inc., Dyersburg, TN. was appointed to serve the unexpired term of Director Billy Yates on the Board of Directors of First Citizens Bancshares, Inc. and First Citizens National Bank. Director Billy Yates whose term expires in April 2005 made the decision to resign from the Board of both companies effective December 31, 2004. Mr. Yates has faithfully served the company since 1973. Joe Yates will be installed as a Director of Bancshares at the January 2005 Board meeting. He has been President of General Appliance and Furniture since 2001 and previous to that appointment, he served the company as Vice President.